UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 3, 2008


                            TALON INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  1-13669                     95-4654481
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
      of Incorporation)           File Number)               Identification No.)


                       21900 BURBANK BLVD., SUITE 270
                         WOODLAND HILLS, CALIFORNIA                91367
                    (Address of Principal Executive Offices)     (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     AMENDMENT TO CREDIT FACILITY WITH BLUEFIN CAPITAL, LLC

         On April 3, 2008, Talon International, Inc. entered into an Amendment No. 3 to the Revolving Credit and Term Loan Agreement with Bluefin Capital, LLC. The amendment modifies the loan agreement to, among other things, increase the percentage of eligible accounts receivable and inventory that we may borrow against under the revolving credit line, amend the financial covenants that we must comply with beginning with the quarter ending June 30, 2008, amend certain other non-financial covenants, and extend to May 15, 2008 the date by which we are required to register the shares of our common stock previously issued Bluefin Capital.

         Pursuant to the amendment, we also redeemed the warrants to purchase 2,100,000 shares of our common stock previously issued to Bluefin Capital in exchange for the issuance to Bluefin Capital of an additional term note in the principal amount of $1,000,000. Interest on the additional term note accrues at the rate of 8.5% per annum and is due at maturity on June 30, 2010. The additional note is otherwise subject to the term and conditions of the loan agreement.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TALON INTERNATIONAL, INC.



Date:    April 8, 2008             By:      /S/ LONNIE SCHNELL
                                      ------------------------------------------
                                         Lonnie Schnell, Chief Executive Officer


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